SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant   [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material under ss. 240.14a-12


           First Trust/Value Line(R) & Ibbotson Equity Allocation Fund
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                (Name of Registrant as Specified in Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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           FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND
                        1001 Warrenville Road, Suite 300
                              Lisle, Illinois 60532


                                October 23, 2006


Re:   Your shares of First Trust/Value Line(R) & Ibbotson Equity
      Allocation Fund ("FVI")

Dear Shareholder:

         Recently you received a notice of an Annual Meeting of Shareholders of FVI along with a Prospectus/Proxy Statement and a proxy card, requesting your vote upon the proposed plan of reorganization (the "Reorganization") of FVI with and into First Trust Value Line(R) Equity Allocation Index Fund ("FVI ETF"), a newly organized exchange-traded fund, which is a series of the First Trust Exchange-Traded Fund. If the Reorganization is approved by the FVI shareholders, your shares of FVI will be exchanged, on a tax-free basis for federal income tax purposes, for shares of FVI ETF (the "Reorganization Shares") with an equal aggregate net asset value, and you will become a shareholder of FVI ETF.

         You are receiving this letter because you hold your shares of FVI directly and not in "street name" through a broker-dealer. Because shares of exchange-traded funds cannot be traded in registered form, you need to designate a brokerage account that will hold your Reorganization Shares. If you do not designate a brokerage account, you may be limited in your ability to sell the Reorganization Shares in the secondary market until such an account is designated. WE ENCOURAGE YOU TO TRANSFER YOUR SHARES OF FVI TO A BROKERAGE ACCOUNT AS SOON AS POSSIBLE.

         The Altman Group ("Altman") has been engaged to assist in the solicitation of proxies for FVI. You may receive a telephone call from a representative of Altman to encourage you to transfer your FVI shares to a brokerage account.

         Please refer to the Prospectus/Proxy Statement dated October 17, 2006 for complete information with respect to the Reorganization.

         If you have any questions, please call Altman at the special toll-free number we have set up for you (1-800-761-6707) weekdays from 9:00 a.m. to 10:00 p.m. Eastern Standard time. We appreciate your prompt attention to this matter. Thank you.

                                    Very truly yours,

                                    First Trust/Value Line(R) & Ibbotson Equity
                                         Allocation Fund


                                    /s/ W. Scott Jardine
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                                    W. Scott Jardine, Secretary